Exhibit 99.1

China Yida Announces One-For-Five Stock Split

FUZHOU, China — November 19, 2012 — China Yida Holding Company (Nasdaq: CNYD) (“China Yida” or the “Company”), a diversified tourism and entertainment enterprise in China, today announced that its Board of Directors has approved a one (1) -for- five (5) reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share. Written consent was received as according to Delaware law for this action from holders of a majority of the Company’s common stock.

The reverse stock split will be effective at the market opening on November 19, 2012, at which time the Company's common stock will begin trading on the NASDAQ Stock Market on a split-adjusted basis. The Company's common stock will continue to trade under the symbol "CNYD" (although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse split has occurred) but under a new CUSIP number, 16945D303.

The Company is implementing the reverse stock split to regain compliance with NASDAQ continued listing standards. Following the reverse stock split, the Company will have approximately 3.9 million shares of common stock issued and outstanding. The number of the Company’s authorized shares of common stock will remain unaffected at 100 million shares.

For further information regarding the reverse stock split, please refer to the Company's Form 8-K to be filed with the Securities and Exchange Commission and available on the SEC website at http://www.sec.gov following effectiveness of the reverse stock split.

About China Yida

China Yida is a leading tourism and media enterprise focused on China’s fast-growing leisure industry and headquartered in Fuzhou City, Fujian province of China.  The Company provides tourism management services and specializes in the development, management and operation of natural, cultural and historic scenic sites.

China Yida currently operates the Great Golden Lake tourist destination (Global Geopark), Hua’An Tulou tourist destination (World Culture Heritage) and China Yunding Park (National Park).  China Yida is also developing three additional tourism projects, Ming Dynasty Entertainment World, China Yang-sheng (Nourishing Life) Tourism Project and the City of Caves.

The Company’s media business provides operations management services including content and advertising management for the Fujian Education Television Station (“FETV”), and “Journey through China on the Train”, an advertisement-embedded travel program.

For further information, please contact the Company directly, or visit its Web site at http://www.yidacn.net.

Safe Harbor Statement

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of China Yida Holding Co., Inc. (the “Company”) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement; (ii) the Company’s ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov.

Contact:
China Yida Holding Jocelyn Chen Phone: +86 591 28082230 Email: ir@yidacn.net	CCG Investor Relations Crocker Coulson, President Phone: + (1) 646-213-1915 Email: Crocker.Coulson@ccgir.com